CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     I hereby consent to the use in the form 10-SB Registration Statement of Copsil, Inc. my report as of October 2o, 1999 dated October 21, 1999 relating the financial statement of Copsil Corp, which appears in such Form 10-SB.

                                   /S/ Barry L. Friedman
                                       Barry L. Friedman
                                       Certified Public Accountant

Las Vegas, Nevada
October 21, 1999